SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2002


                         PROVIDIAN FINANCIAL CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                   1-12897                         94-2933952
 ----------------------    -------------------------      ----------------------
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                            Identification No.)

        201 Mission Street
    San Francisco, California                                        94105
 -----------------------------------                            -------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (415) 543-0404

                                       N/A
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

     Providian Financial Corporation's managed net credit loss rates and 30+ day managed delinquency rates for the months ended February 28, 2002 and January 31, 2002 are presented in the tables below.

                        Managed Net Credit Loss Rate(1)
                        --------------------------------
                            (Annualized) (Unaudited)

                    January 2002                15.19%(2)
                    February 2002               15.95%(2)

(1) Managed loans include reported and securitized loans and exclude SFAS No. 133 market value adjustments and activity from discontinued operations.
(2) Excludes the average loan balances and credit losses related to the Providian Master Trust (the registrant's interests in the Providian Master Trust were sold on February 5, 2002). If the average loan balances and credit losses related to the Providian Master Trust were included for the period prior to the sale on February 5, 2002, the managed net credit loss rate for February 2002 would be 15.19%.


                       30+ Day Managed Delinquency Rate(1)
                        --------------------------------
                                   (Unaudited)

                    January 31, 2002            10.38%(2)
                    February 28, 2002           10.48%(2)

(1) Managed loans include reported and securitized loans and exclude SFAS No. 133 market value adjustments and activity from discontinued operations.
(2) Excludes the ending loan balances and delinquent loans related to the Providian Master Trust (the registrant's interests in the Providian Master Trust were sold on February 5, 2002). If the ending loan balances and delinquent loans related to the Providian Master Trust were included as of February 28, 2002, the 30+ day managed delinquency rate as of February 28, 2002 would be 9.32%.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PROVIDIAN FINANCIAL CORPORATION
                                                         (Registrant)


Date:  March 15, 2002                         By:   /s/ Daniel Sanford
                                                    ----------------------------
                                                    Daniel Sanford
                                                    Senior Vice President
                                                    and Controller